Exhibit 3.1
CORPORATE PROPERTY ASSOCIATES 16—GLOBAL INCORPORATED
ARTICLES OF AMENDMENT

     Corporate Property Associates 16 — Global Incorporated, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting therefrom in its entirety paragraph (a) from Article III and inserting in lieu thereof the following new paragraph to read as follows:
     ”(a) The Company has authority to issue 400,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock, $.001 par value per share (the “Shares”). The aggregate par value of all authorized shares of capital stock having par value is $400,000.00.”
     SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 250,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock, $.001 par value per share. The aggregate par value of all authorized shares of capital stock having par value was $250,000.00.
     THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 400,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock, $.001 par value per share. The aggregate par value of all authorized shares of capital stock having par value is $400,000.00.
     FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law is not changed by the foregoing amendment of the Charter.
     FIFTH: The amendment to the Charter as set forth above has been duly advised by the board of directors of the Corporation and approved by the stockholders of the Corporation as required by law.
     The undersigned Chief Financial Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Financial Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
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     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Financial Officer and attested by its Secretary on this 29th day of April, 2011.

ATTEST:	CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

/s/ Susan C. Hyde	/s/ Mark J. DeCesaris

Susan C. Hyde Secretary	Mark J. DeCesaris Chief Financial Officer